Exhibit 10(i)

Kevin A. Lobo

Chair and CEO
2825 Airview Boulevard
Kalamazoo MI 49002 USA
P 269 389 7353
www.stryker.com

Personal and confidential

February 2, 2022

First Name Last Name

Dear First Name:

I am pleased to inform you that you are one of a select group of individuals receiving a stock option award in 2022. We use these awards to reward performers who we believe will be key contributors to our growth well into the future. The total Award Date Value (ADV) of your award is approximately USD $xx,xxx.

We are awarding you a nonstatutory stock option for xxx shares of Stryker Corporation Common Stock at a price of USD $xxx.xx per share. Except as otherwise provided in the Terms and Conditions, you may exercise this option at 20% per year beginning on February 2, 2023, and it will expire on February 1, 2032.

You must “Accept” the award online via the UBS One Source web site located at www.ubs.com/onesource/SYK between March 1 and March 31, 2022. The detailed terms of the option are in the Terms and Conditions, any applicable country addendum and the provisions of the Company's 2011 Long-Term Incentive Plan. Those documents, together with the related Prospectus, are available on the UBS One Source web site, and you should read them before accepting the award. In addition, you may be asked to sign the most recent version of Stryker’s Confidentiality, Intellectual Property, Non-Competition and Non-Solicitation Agreement (“Non-Compete Agreement”) in connection with the award. If you are asked to sign the Non-Compete Agreement, it will be emailed to you and you will be asked to sign the document electronically via Adobe Sign by March 31, 2022. The exercisability of the options is conditioned on you having signed the Non-Compete Agreement by March 31, 2022, where permitted by applicable law.

You can find additional educational materials on the UBS One Source web site in the Resources section, including the Stock Option brochure and Stock Option Tax Questions & Answers.

We are committed to growing talent and want our people to experience rewarding careers at Stryker. Your valuable contributions helped us deliver strong results during a challenging year and I look forward to our continued business growth and success.
Sincerely,
Kevin A. Lobo
Chair and CEO

Exhibit 10(i)
STRYKER CORPORATION

TERMS AND CONDITIONS
RELATING TO NONSTATUTORY STOCK OPTIONS GRANTED
PURSUANT TO THE 2011 LONG-TERM INCENTIVE PLAN, AS AMENDED AND
RESTATED

1.    The Options to purchase Shares of Stryker Corporation (the “Company”) granted to you during 2022 are subject to these Terms and Conditions Relating to Nonstatutory Stock Options Granted Pursuant to the 2011 Long-Term Incentive Plan, as Amended and Restated (the “Terms and Conditions”) and all of the terms and conditions of the Stryker Corporation 2011 Long-Term Incentive Plan, as Amended and Restated (the “2011 Plan”), which is incorporated herein by reference. In the case of a conflict between these Terms and Conditions and the terms of the 2011 Plan, the provisions of the 2011 Plan will govern. Capitalized terms used but not defined herein have the meaning provided therefor in the 2011 Plan. For purposes of these Terms and Conditions, “Employer” means the Company or any Subsidiary that employs you on the applicable date, and "Stock Plan Administrator" means UBS Financial Services Inc. (or any other independent service provider engaged by the Company to assist with the implementation, operation and administration of the 2011 Plan).

2.    Upon the termination of your employment with your Employer, your right to exercise the Options shall be only as follows:

(a)    If your employment is terminated by reason of Disability (as such term is defined in the 2011 Plan) or death, you, your legal representative or your estate shall have the right, for a period of one (1) year following such termination, to exercise the Options with respect to all or any part of the Shares subject thereto, regardless of whether the right to purchase such Shares had vested on or before the date of your termination by Disability or death.

(b)    If your employment is terminated by reason of Retirement (as such term is defined in the 2011 Plan) prior to the date that your Options become fully vested, you will continue to vest in your Options in accordance with the vesting schedule as set forth in the award letter as if you had continued your employment with your Employer. You (or your estate in the event of your death after your termination by Retirement) shall have the right, at any time on or prior to the 10th anniversary of the grant date, to exercise the vested portion of the Options.

(c)    If you cease to be an Employee for any reason other than those provided in (a) or (b) above, you or your estate (in the event of your death after such termination) may, within the 30-day period following such termination, exercise the Options with respect to only such number of Shares as to which the right of exercise had vested on or before the Termination Date. If you are a resident of or employed in the United States, “Termination Date” shall mean the effective date of termination of your employment with your Employer. If you are resident or employed outside of the United States, “Termination Date” shall mean the earliest of (i) the date on which notice of termination is provided to you, (ii) the last day of your active service with your Employer, or (iii) the last day on which you are an Employee of your Employer, as determined in each case without including any required advance notice period and irrespective of the status of the termination under local labor or employment laws.

(d)    Notwithstanding the foregoing, the Options shall not be exercisable in whole or in part (i) after the 10th anniversary of the grant date or (ii) except as provided in Section 3(c) hereof or in the event of termination of employment because of Disability, Retirement or death, unless you shall have continued in the employ of the Company or one of its Subsidiaries for one (1) year following the date of grant of the Options.

(e)    Notwithstanding the foregoing, if you are eligible for Retirement but cease to be an Employee for any other reason before you retire, the right to exercise the Options shall be determined as if your employment ceased by reason of Retirement.

Exhibit 10(i)
(f)    If you are both an Employee and a Director, the provisions of this Section 2 shall not apply until such time as you are neither an Employee nor a Director.

3.    The number of Shares subject to the Options and the price to be paid therefor shall be subject to adjustment and the term and exercise dates hereof may be accelerated as follows:

(a)    In the event that the Shares, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares, or otherwise) or if the number of such Shares shall be increased through the payment of a stock dividend or a dividend on the Shares of rights or warrants to purchase securities of the Company shall be made, then there shall be substituted for or added to each Share theretofore subject to the Options the number and kind of shares of stock or other securities into which each outstanding Share shall be so changed, or for which each such Share shall be exchanged, or to which each such Share shall be entitled. The Options shall also be appropriately amended as to price and other terms as may be necessary to reflect the foregoing events. In the event there shall be any other change in the number or kind of the outstanding Shares, or of any stock or other securities into which such Common Stock shall have been exchanged, then if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the Options, such adjustment shall be made in accordance with such determination.

(b)    Fractional Shares resulting from any adjustment in the Options may be settled in cash or otherwise as the Committee shall determine, in its sole discretion. Notice of any adjustment will be given to you and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes hereof.

(c)    The Committee shall have the power to amend the Options to permit the exercise of the Options (and to terminate any unexercised Options) prior to the effectiveness of (i) any disposition of substantially all of the assets of the Company or your Employer, (ii) the shutdown, discontinuance of operations or dissolution of the Company or your Employer, or (iii) the merger or consolidation of the Company or your Employer with or into any other unrelated corporation.

4.    To exercise the Options, you must complete the on-line exercise procedures as established through the Stock Plan Administrator at www.ubs.com/onesource/SYK or by telephone at +1 860 727 1515 (or such other direct dial-in number that may be established from time to time). As part of such procedures, you shall be required to specify the number of Shares that you elect to purchase and the date on which such purchase is to be made, and you shall be required to make full payment of the Exercise Price. An Option shall not be deemed to have been exercised (i.e., the exercise date shall not be deemed to have occurred) until the notice of such exercise and payment in full of the Exercise Price are provided. The exercise date will be defined by the New York Stock Exchange (“NYSE”) trading hours. If an exercise is completed after the market close or on a weekend, the exercise will be dated the next following trading day.
The Exercise Price may be paid in such manner as the Committee may specify from time to time in its sole discretion and as established through Stock Plan Administrator, including (but not limited to) the following methods: (i) by a net exercise arrangement pursuant to which the Company will reduce the number of Shares issued upon exercise by the largest whole number of Shares with an aggregate Fair Market Value on the date of purchase sufficient to cover the aggregate Exercise Price; (ii) by a broker-assisted cashless exercise transaction pursuant to which the Stock Plan Administrator loans funds to you to enable you to pay the aggregate Exercise Price and purchase Shares, and then sells a sufficient [whole] number of the purchased Shares on your behalf to enable you to repay the aggregate Exercise Price (with the remaining Shares and/or cash then delivered by Stock Plan Administrator to you) or (iii) cash payment. In cases where you utilize the net exercise arrangement and the Fair Market Value of the number of whole Shares withheld or sold, as applicable, is greater than the aggregate Exercise Price, the Company shall make a cash payment to you equal to the difference as soon as administratively practicable.

Exhibit 10(i)
5.    If you are resident and/or employed outside of the United States, you agree, as a condition of the grant of the Options, to repatriate all payments attributable to the Shares and/or cash acquired under the 2011 Plan (including, but not limited to, dividends and any proceeds derived from the sale of the Shares acquired pursuant to the Options) if required by and in accordance with local foreign exchange rules and regulations in your country of residence (and country of employment, if different). In addition, you also agree to take any and all actions, and consent to any and all actions taken by the Company and its Subsidiaries, as may be required to allow the Company and its Subsidiaries to comply with local laws, rules and regulations in your country of residence (and country of employment, if different). Finally, you agree to take any and all actions as may be required to comply with your personal legal and tax obligations under local laws, rules and regulations in your country of residence (and country of employment, if different).

6.    If you are resident or employed in a country that is a member of the European Union, the grant of the Options and these Terms and Conditions are intended to comply with the age discrimination provisions of the EU Equal Treatment Framework Directive, as implemented into local law (the “Age Discrimination Rules”). To the extent that a court or tribunal of competent jurisdiction determines that any provision of these Terms and Conditions is invalid or unenforceable, in whole or in part, under the Age Discrimination Rules, the Company, in its sole discretion, shall have the power and authority to revise or strike such provision to the minimum extent necessary to make it valid and enforceable to the full extent permitted under local law.

7.    Regardless of any action the Company and/or your Employer take with respect to any or all income tax (including U.S. federal, state and local taxes and/or non-U.S. taxes), social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility and that the Company and your Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Options, including the grant of the Options, the vesting of the Options, the exercise of the Options, the subsequent sale of any Shares acquired pursuant to the Options and the receipt of any dividends and (ii) do not commit to structure the terms of the grant or any aspect of the Options to reduce or eliminate your liability for Tax-Related Items. Further, if you become subject to taxation in more than one country between the grant date and the date of any relevant taxable or tax withholding event, as applicable, you acknowledge that the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one country.

Prior to the delivery of Shares upon exercise of your Options, if your country of residence (and/or your country of employment, if different) requires withholding of Tax-Related Items, the Company may withhold a number of whole Shares otherwise issuable upon exercise of the Options that have an aggregate Fair Market Value that the Company, taking into account local requirements and administrative issues, determines in its sole discretion is appropriate to cover withholding for Tax-Related Items with respect to the Shares. The cash equivalent of the Shares withheld will be used to settle the obligation to withhold the Tax-Related Items. In cases where the Fair Market Value of the number of whole Shares withheld at the time of exercise is greater than the amount required to be paid to the relevant government authorities with respect to withholding for Tax-Related Items, the Company shall make a cash payment to you equal to the difference as soon as administratively practicable. In the event that withholding in Shares is prohibited or problematic under applicable law or causes adverse consequences to the Company or your Employer, your Employer may withhold the Tax-Related Items required to be withheld with respect to the Shares (i) from the proceeds of the sale of Shares acquired upon exercise of the Options either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization without further consent), or (ii) in cash from your regular salary and/or wages or other amounts payable to you. In the event the withholding requirements are not satisfied through the withholding of Shares or through your regular salary and/or wages or any other amounts payable to you by your Employer, no Shares will be issued to you (or your estate) upon exercise of the Options unless and until satisfactory arrangements (as determined by the Board of Directors) have been made by you with respect to the payment of any Tax-Related Items that the Company or your Employer determines, in its sole discretion, should be withheld or collected with respect to such Options. By accepting these Options, you expressly consent to the withholding of Shares and/or withholding from your regular salary and/

Exhibit 10(i)
or wages or other amounts payable to you as provided for hereunder. All other Tax-Related Items related to the Options and any Shares delivered in payment thereof are your sole responsibility.
8.    The Options are intended to be exempt from the requirements of Code Section 409A. The 2011 Plan and these Terms and Conditions shall be administered and interpreted in a manner consistent with this intent. If the Company determines that these Terms and Conditions are subject to Code Section 409A and that it has failed to comply with the requirements of that Section, the Company may, at the Company’s sole discretion and without your consent, amend these Terms and Conditions to cause them to comply with Code Section 409A or be exempt from Code Section 409A.

9.    If you were required to sign the “Stryker Confidentiality, Intellectual Property, Non-Competition and Non-Solicitation Agreement” or a similar agreement in order to receive the Options or have previously signed such an agreement and you breach any non-competition, non-solicitation or non-disclosure provision or provision as to ownership of inventions contained therein at any time while employed by the Company or a Subsidiary or during the one-year period following termination of employment, any unexercised portion of the Options shall be rescinded and you shall return to the Company all Shares that were acquired upon exercise of the Options that you have not disposed of and the Company shall repay you an amount for each such Share equal to the lesser of the Exercise Price or the Fair Market Value of a Share at such time. Further, you shall pay to the Company an amount equal to the profit realized by you (if any) on all Shares that were acquired upon exercise of the Options that you have disposed of. For purposes of the preceding sentence, the profit shall be the positive difference between the Fair Market Value of the Shares at the time of disposition and the Exercise Price.

10.    The Options shall be transferable only by will or the laws of descent and distribution and shall be exercisable during your lifetime only by you. If you purport to make any transfer of the Options, except as aforesaid, the Options and all rights thereunder shall terminate immediately.

11.    The Options shall not be exercisable in whole or in part, and the Company shall not be obligated to issue any Shares subject to the Options, if such exercise and sale would, in the opinion of counsel for the Company, violate the Securities Act of 1933 or any other U.S. federal, state or non-U.S. statute having similar requirements as it may be in effect at the time. The Options are subject to the further requirement that, if at any time the Board of Directors shall determine in its discretion that the listing or qualification of the Shares subject to the Options under any securities exchange requirements or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with the issuance of Shares pursuant to the Options, the Options may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

12.    The grant of the Options shall not confer upon you any right to continue in the employ of your Employer nor limit in any way the right of your Employer to terminate your employment at any time. You shall have no rights as a shareholder of the Company with respect to any Shares issuable upon the exercise of the Options until the date of issuance of such Shares.

13.    You acknowledge and agree that the 2011 Plan is discretionary in nature and may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time. The grant of the Options under the 2011 Plan is a one-time benefit and does not create any contractual or other right to receive a grant of Options or any other award under the 2011 Plan or other benefits in lieu thereof in the future. Future grants, if any, will be at the sole discretion of the Company, including, but not limited to, the form and timing of any grant, the number of Shares subject to the grant, the vesting provisions and the exercise price. Any amendment, modification or termination of the 2011 Plan shall not constitute a change or impairment of the terms and conditions of your employment with your Employer.

14.    Your participation in the 2011 Plan is voluntary. The value of the Options and any other awards granted under the 2011 Plan is an extraordinary item of compensation outside the scope of your employment (and your employment contract, if any). Any grant under the 2011 Plan, including the grant of the Options, is not part of normal or expected compensation for purposes of calculating any

Exhibit 10(i)
severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension, or retirement benefits or similar payments.

15.    These Terms and Conditions shall bind and inure to the benefit of the Company, its successors and assigns and you and your estate in the event of your death.

16.    The Options are Nonstatutory Stock Options and shall not be treated as Incentive Stock Options.

17.    The Company is located at 2825 Airview Boulevard Kalamazoo, Michigan 49002, U.S.A. and grants Options under the 2011 Plan to employees of the Company and Subsidiaries in its sole discretion. In conjunction with the Company’s grant of the Options under the 2011 Plan and its ongoing administration of such awards, the Company is providing the following information about its data collection, processing and transfer practices (“Personal Data Activities”). In accepting the grant of the Options, you expressly and explicitly consent to the Personal Data Activities as described herein.

The Company collects, processes and uses your personal data, including your name, home address, email address, and telephone number, date of birth, social insurance number or other identification number, salary, citizenship, job title, any Shares or directorships held in the Company, and details of all Options or any other equity compensation awards granted, canceled, exercised, vested, or outstanding in your favor, which the Company receives from you or your Employer. In granting the Options under the Plan, the Company will collect your personal data for purposes of allocating Shares and implementing, administering and managing the 2011 Plan. The Company’s legal basis for the collection, processing and usage of your personal data is your consent.

(a)     The Company transfers your personal data to the Stock Plan Administrator. In the future, the Company may select a different Stock Plan Administrator and share your personal data with another company that serves in a similar manner. The Stock Plan Administrator will open an account for you, if an account is not already in place, to receive and trade Shares acquired under the 2011 Plan. You will be asked to agree on separate terms and data processing practices with the Stock Plan Administrator, which is a condition to your ability to participate in the 2011 Plan.

(b)     The Company and the Stock Plan Administrator are based in the United States. You should note that your country of residence may have enacted data privacy laws that are different from the United States. The Company’s legal basis for the transfer of your personal data to the United States is your consent.

(c)     Your participation in the 2011 Plan and your grant of consent is purely voluntary. You may deny or withdraw your consent at any time. If you do not consent, or if you withdraw your consent, you may be unable to participate in the 2011 Plan. This would not affect your existing employment or salary; instead, you merely may forfeit the opportunities associated with the 2011 Plan.

    You may have a number of rights under the data privacy laws in your country of residence. For example, your rights may include the right to (i) request access or copies of personal data the Company processes, (ii) request rectification of incorrect data, (iii) request deletion of data, (iv) place restrictions on processing, (v) lodge complaints with competent authorities in your country or residence, and/or (vi) request a list with the names and addresses of any potential recipients of your personal data. To receive clarification regarding your rights or to exercise your rights, you should contact your local HR manager or the Company’s Human Resources Department.

18.    The grant of the Options is not intended to be a public offering of securities in your country of residence (and country of employment, if different). The Company has not submitted any registration statement, prospectus or other filing(s) with the local securities authorities (unless otherwise required under local law). No employee of the Company is permitted to advise you on whether you should purchase Shares under the 2011 Plan or provide you with any legal, tax or financial advice with respect to the grant of your Options. Investment in Shares involves a degree of risk. Before deciding to purchase Shares pursuant to the Options, you should carefully consider all risk factors and tax considerations relevant to the acquisition of Shares

Exhibit 10(i)
under the 2011 Plan or the disposition of them. Further, you should carefully review all of the materials related to the Options and the 2011 Plan, and you should consult with your personal legal, tax and financial advisors for professional advice in relation to your personal circumstances.

19.    All questions concerning the construction, validity and interpretation of the Options and the 2011 Plan shall be governed and construed according to the laws of the state of Michigan, without regard to the application of the conflicts of laws provisions thereof. Any disputes regarding the Options or the 2011 Plan shall be brought only in the state or federal courts of the state of Michigan.

20.    The Company may, in its sole discretion, decide to deliver any documents related to the Options or other awards granted to you under the 2011 Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the 2011 Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

21.    The invalidity or unenforceability of any provision of the 2011 Plan or these Terms and Conditions shall not affect the validity or enforceability of any other provision of the 2011 Plan or these Terms and Conditions.

22.    If you are resident outside of the United States, you acknowledge and agree that it is your express intent that these Terms and Conditions, the 2011 Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the Options be drawn up in English. If you have received these Terms and Conditions, the 2011 Plan or any other documents related to the Options translated into a language other than English and the meaning of the translated version is different than the English version, the English version will control.

23.    You acknowledge that, depending on your or your broker's country of residence or where the Shares are listed, you may be subject to insider trading restrictions and/or market abuse laws which may affect your ability to accept, acquire, sell or otherwise dispose of Shares, rights to Shares (e.g., Options) or rights linked to the value of Shares during such times you are considered to have “inside information” regarding the Company as defined in the laws or regulations in your country of employment (and country of residence, if different).  Local insider trading laws and regulations may prohibit the cancellation or amendment of orders you placed before you possessed inside information.  Furthermore, you could be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities.  Third parties include fellow employees.  Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy.  You acknowledge that it is your responsibility to comply with any restrictions and are advised to speak to your personal advisor on this matter.

24.    Notwithstanding any provisions of these Terms and Conditions to the contrary, the Options shall be subject to any special terms and conditions for your country of residence (and country of employment, if different) set forth in an addendum to these Terms and Conditions (an “Addendum”). Further, if you transfer your residence and/or employment to another country reflected in an Addendum to these Terms and Conditions at the time of transfer, the special terms and conditions for such country will apply to you to the extent the Company determines, in its sole discretion, that the application of such special terms and conditions is necessary or advisable in order to comply with local law, rules and regulations, or to facilitate the operation and administration of the award and the 2011 Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate your transfer). In all circumstances, any applicable Addendum shall constitute part of these Terms and Conditions.

25.    The Company reserves the right to impose other requirements on the Options, any Shares acquired pursuant to the Options and your participation in the 2011 Plan to the extent the Company determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local law, rules and regulations, or to facilitate the operation and administration

Exhibit 10(i)
of the award and the 2011 Plan. Such requirements may include (but are not limited to) requiring you to sign any agreements or undertakings that may be necessary to accomplish the foregoing.

26.    This Section 26 applies only to those persons whom the Company’s Recoupment Policy applies (the corporate officers elected by the Company’s Board of Directors other than Assistant Controllers, Assistant Secretaries and Assistant Treasurers). Notwithstanding any other provision of these Terms and Conditions to the contrary, you acknowledge and agree that your Options, any Shares acquired pursuant thereto and/or any amount received with respect to any sale of such Shares are subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of the Company’s Recoupment Policy as in effect on the date of grant (a copy of which has been furnished to you) and as the Recoupment Policy may be amended from time to time in order to comply with changes in laws, rules or regulations that are applicable to such Options and Shares. You agree and consent to the Company’s application, implementation and enforcement of (a) the Recoupment Policy and (b) any provision of applicable law relating to cancellation, recoupment, rescission or payback of compensation and expressly agree that the Company may take such actions as are necessary to effectuate the Recoupment Policy (as applicable to you) or applicable law without further consent or action being required by you. For purposes of the foregoing, you expressly and explicitly authorize the Company to issue instructions, on your behalf, to any brokerage firm and/or third party administrator engaged by the Company to hold your Shares and other amounts acquired under the Plan to re-convey, transfer or otherwise return such Shares and/or other amounts to the Company. In the case of a conflict between these Terms and Conditions and the Recoupment Policy, the terms of the Recoupment Policy shall prevail.

27.    By accepting the grant of Options, you acknowledge that you have read these Terms and Conditions, the Addendum to these Terms and Conditions (as applicable) and the 2011 Plan and specifically accept and agree to the provisions therein.

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Exhibit 10(i)
STRYKER CORPORATION

ADDENDUM TO
TERMS AND CONDITIONS
RELATING TO NONSTATUTORY STOCK OPTIONS GRANTED
PURSUANT TO THE 2011 PLAN, AS AMENDED AND RESTATED

In addition to the terms of the 2011 Plan and the Terms and Conditions, the Options are subject to the following additional terms and conditions (the “Addendum”). All capitalized terms as contained in this Addendum shall have the same meaning as set forth in the 2011 Plan and the Terms and Conditions. Pursuant to Section 24 of the Terms and Conditions, if you transfer your residence and/or employment to another country reflected in an Addendum at the time of transfer, the special terms and conditions for such country will apply to you to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local law, rules and regulations, or to facilitate the operation and administration of the award and the 2011 Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate your transfer).

Data Privacy Information: European Union (“EU”) / European Economic Area (“EEA”) / Switzerland and the United Kingdom*

*The below information is for data privacy purposes only and you should determine whether any other special terms and conditions apply to your awards in these jurisdictions.

1.    Data Privacy. If you reside and/or you are employed in the EU / EEA, Switzerland or the United Kingdom the following provision replaces Section 17 of the Terms and Conditions:

The Company is located at 2825 Airview Boulevard Kalamazoo, Michigan 49002, U.S.A. and grants Options under the 2011 Plan to employees of the Company and its Subsidiaries in its sole discretion. You should review the following information about the Company’s data processing practices.

(a)    Data Collection, Processing and Usage. Pursuant to applicable data protection laws, you are hereby notified that the Company collects, processes and uses certain personally-identifiable information about you for the legitimate interest of implementing, administering and managing the 2011 Plan and generally administering equity awards; specifically, including your name, home address, email address and telephone number, date of birth, social insurance number or other identification number, salary, citizenship, job title, any Shares or directorships held in the Company, and details of all options or any other awards granted, canceled, exercised, vested, or outstanding in your favor, which the Company receives from you or your Employer. In granting the Options under the 2011 Plan, the Company will collect your personal data for purposes of allocating Shares and implementing, administering and managing the 2011 Plan. The Company’s collection, processing, use and transfer of your personal data is necessary for the performance of the Company’s contractual obligations under the Plan and pursuant to the Company’s legitimate interest of managing and generally administering employee equity awards. Your refusal to provide personal data would make it impossible for the Company to perform its contractual obligations and may affect your ability to participate in the 2011 Plan. As such, by participating in the 2011 Plan, you voluntarily acknowledge the collection, processing and use of your personal data as described herein.

(b)    Stock Plan Administration Service Provider. The Company transfers participant data to the Stock Plan Administrator. In the future, the Company may select a different Stock Plan Administrator and share your data with another company that serves in a similar manner. The Stock Plan Administrator will open an account for you, if an account is not already in place, to receive and trade Shares acquired under the 2011 Plan. You will be asked to agree on separate terms and data processing practices with the Stock Plan Administrator, which is a condition to your ability to participate in the 2011 Plan.

(c)    International Data Transfers. The Company and the Stock Plan Administrator are based in the United States. The Company can only meet its contractual obligations to you if your personal data is

Exhibit 10(i)
transferred to the United States. The Company’s legal basis for the transfer of your personal data to the United States is to satisfy its contractual obligations to you and/or its use of the standard data protection clauses adopted by the EU Commission.

(d)    Data Retention. The Company will use your personal data only as long as is necessary to implement, administer and manage your participation in the 2011 Plan or as required to comply with legal or regulatory obligations, including under tax and security laws. When the Company no longer needs your personal data, the Company will remove it from its systems. If the Company keeps your data longer, it would be to satisfy legal or regulatory obligations and the Company’s legal basis would be for compliance with relevant laws or regulations.

(e)    Data Subject Rights. You may have a number of rights under data privacy laws in your country of residence. For example, your rights may include the right to (i) request access or copies of personal data the Company processes, (ii) request rectification of incorrect data, (iii) request deletion of data, (iv) place restrictions on processing, (v) lodge complaints with competent authorities in your country of residence, and/or (vi) request a list with the names and addresses of any potential recipients of the Participant’s personal data. To receive clarification regarding your rights or to exercise your rights, you should contact your local HR manager or the Company’s Human Resources Department.

ARGENTINA

1.    Securities Law Information. Neither the grant of the Options, nor the issuance of Shares subject to the exercise of the Options, constitutes a public offering in Argentina. The grant of Options pursuant to the 2011 Plan is a private placement and is not subject to any filing or disclosure requirements in Argentina.

AUSTRALIA

1.    Options Conditioned on Satisfaction of Regulatory Obligations. If you are (a) a director of a Subsidiary incorporated in Australia, or (b) a person who is a management-level executive of a Subsidiary incorporated in Australia and who also is a director of a Subsidiary incorporated outside of the Australia, the grant of the Options is conditioned upon satisfaction of the shareholder approval provisions of section 200B of the Corporations Act 2001 (Cth) in Australia.

The Australian Offer Document can be accessed at [UBS INSERT LINK HERE]

AUSTRIA

No country specific provisions.

BELGIUM

Name: ___________________________ Number of Shares: _____________________

Date of Grant: ___________________________ Exercise Price: _____________________

1.    Acceptance of Options. For the Options to be subject to taxation at the time of grant, you must affirmatively accept the Options in writing within 60 days of the date of grant specified above by signing below and returning this original executed Addendum to:
Stock Plan Administration Department
2825 Airview Blvd.
Kalamazoo, Michigan 49002 (U.S.A)

I hereby accept the ________ (number) Options granted to me by the Company on the date of grant. I also acknowledge that I have been encouraged to discuss the acceptance of the Options and the applicable

Exhibit 10(i)
tax treatment with a financial and/or tax advisor, and that my decision to accept the Options is made with full knowledge of the applicable consequences.

Employee Signature:        _______________________________

Employee Printed Name:    _______________________________

Date of Acceptance:        _______________________________

If you fail to affirmatively accept the Options in writing within 60 days of the date of grant, the Options will not be subject to taxation at the time of grant but instead will be subject to taxation on the date you exercise the Options (or such other treatment as may apply under Belgian tax law at the time of exercise).
2.    Payment of Exercise Price Limited to Cash Payment. Notwithstanding anything to the contrary in Section 4 of the Terms and Conditions, you shall be permitted to pay the Exercise Price only by means of a cash payment (the net exercise method and the cashless exercise method shall not be permitted).
3.    Undertaking for Qualifying Options. If you are accepting the Options in writing within 60 days of the date of grant and wish to have the Options subject to a lower valuation for Belgium tax purposes pursuant to the article 43, §6 of the Belgian law of 26 March 1999, you may agree and undertake to (a) not exercise the Options before the end of the third calendar year following the calendar year in which the date of grant falls, and (b) not transfer the Options under any circumstances (except on rights your heir might have in the Options upon your death). If you wish to make this undertaking, you must sign below and return this executed Addendum to the address listed above.
Employee Signature:        _______________________________

Employee Printed Name:    _______________________________

BRAZIL

1.     Labor Law Acknowledgment. By accepting the Options, you acknowledge and agree, for all legal purposes, that (a) the benefits provided under the Terms and Conditions and the 2011 Plan are the result of commercial transactions unrelated to your employment; (b) the Terms and Conditions and the 2011 Plan are not a part of the terms and conditions of your employment; and (c) the income from the Options, if any, is not part of your remuneration from employment.

2.    Compliance with Law. By accepting the Options, you acknowledge and agree to comply with applicable Brazilian laws and to pay any and all applicable taxes associated with the exercise of the Options, the issuance and/or sale of Shares acquired under the 2011 Plan and the receipt of any dividends.

CANADA

1.    Non-Qualified Securities. All or a portion of the Shares subject to your Options may be "non-qualified securities" within the meaning of the Income Tax Act (Canada). The Company shall provide you with additional information and/or appropriate notification regarding the characterization of the Options for Canadian income tax purposes as may be required by the Income Tax Act (Canada) and the regulations thereunder.

2.    No Exercise by Using Previously Owned Shares. Notwithstanding anything in Section 4 of the Terms and Conditions to the contrary, if you are resident in Canada, you shall not be permitted to use previously-owned Shares for exercising the Options.

3.    Termination of Employment. The following supplements Section 2(c) of the Terms and Conditions as well as any other section required to give effect to the same:

Exhibit 10(i)
In the event of your termination of employment for any reason (other than by reason of death, Disability or Retirement), either by you or by the Employer, with or without cause, your rights to vest or to continue to vest in the Options and receive Shares upon exercise under the 2011 Plan, if any, will terminate as of the actual Termination Date. For this purpose, the “Termination Date” shall mean the last day on which you are actively employed by the Employer, and shall not include or be extended by any period following such day during which you are in receipt of or eligible to receive any notice of termination, pay in lieu of notice of termination, severance pay or any other payments or damages, whether arising under statute, contract or at common law.
Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued entitlement to vesting during a statutory notice period, your right to vest in the Options under the 2011 Plan, if any, will terminate effective as of the last day of your minimum statutory notice period, but you will not earn or be entitled to pro-rated vesting if the vesting date falls after the end of your statutory notice period, nor will you be entitled to any compensation for lost vesting.

4.    Use of English Language. If you are a resident of Quebec, by accepting the Options, you acknowledge and agree that it is your express wish that the Terms and Conditions, this Addendum, as well as all other documents, notices and legal proceedings entered into, given or instituted pursuant to your Option, either directly or indirectly, be drawn up in English.
Langue anglaise. En acceptant l'allocation de votre Options, vous reconnaissez et acceptez avoir souhaité que le Termes et Conditions, le présent avenant, ainsi que tous autres documents exécutés, avis donnés et procédures judiciaires intentées, relatifs, directement ou indirectement, à l'allocation de votre Option, soient rédigés en anglais.
BY SIGNING BELOW, YOU ACKNOWLEDGE, UNDERSTAND AND AGREE TO THE PROVISIONS OF THE 2011 PLAN, THE TERMS AND CONDITIONS AND THIS ADDENDUM. PLEASE SIGN AND RETURN THIS ADDENDUM VIA EMAIL NO LATER THAN APRIL 29, 2022 TO STOCKPLANADMINISTRATION@STRYKER.COM.

___________________________________     ______________________________
Employee Signature                Employee Name (Printed)

_____________________
Date

COLOMBIA

1.    Nature of Grant. In addition to the provisions of Section 14 of the Terms and Conditions you acknowledge that, pursuant to Article 128 of the Colombian Labor Code, the 2011 Plan and related benefits do not constitute a component of your “salary” for any legal purpose. Therefore, they will not be included and/or considered for purposes of calculating any and all labor benefits, such as legal/fringe benefits, vacations, indemnities, payroll taxes, social insurance contributions and/or any other labor-related amount which may be payable.
2.    Securities Law Information. The Shares subject to the Options are not and will not be registered in the Colombian registry of publicly traded securities (Registro Nacional de Valores y Emisores) and therefore the Shares may not be offered to the public in Colombia. Nothing in this document should be construed as the making of a public offer of securities in Colombia.

COSTA RICA

No country specific provisions.

Exhibit 10(i)
DENMARK

1.    Treatment of Options upon Termination of Employment. Notwithstanding any provision in the Terms and Conditions or the Plan to the contrary, unless you are a member of registered management who is not considered a salaried employee, the treatment of the Option upon a termination of employment which is not a result of death shall be governed by Sections 4 and 5 of the Danish Act on Stock Option in Employment Relations. However, if the provisions in the Terms and Conditions or the Plan governing the treatment of the Option upon a termination of employment are more favorable, then the provisions of the Terms and Conditions or the 2011 Plan will govern.

FINLAND
1.    Withholding of Tax-Related Items. Notwithstanding anything in Section 5 of the Terms and Conditions to the contrary, if you are a local national of Finland, any Tax-Related Items shall be withheld only in cash from your regular salary/wages or other amounts payable to you in cash or such other withholding methods as may be permitted under the 2011 Plan and allowed under local law.

FRANCE
1.    Use of English Language.  By accepting the Options, you acknowledge and agree that it is your express wish that the Terms and Conditions, this Addendum, as well as all other documents, notices and legal proceedings entered into, given or instituted pursuant to your Option, either directly or indirectly, be drawn up in English.
Langue anglaise. En acceptant l'allocation de votre Option, vous reconnaissez et acceptez avoir souhaité que le Termes et Conditions, le présent avenant, ainsi que tous autres documents exécutés, avis donnés et procédures judiciaires intentées, relatifs, directement ou indirectement, à l'allocation de votre Option, soient rédigés en anglais.

BY SIGNING BELOW, YOU ACKNOWLEDGE, UNDERSTAND AND AGREE TO THE PROVISIONS OF THE 2011 PLAN, THE TERMS AND CONDITIONS AND THIS ADDENDUM.

PLEASE SIGN AND RETURN THIS ADDENDUM VIA EMAIL NO LATER THAN APRIL 29, 2022 TO STOCKPLANADMINISTRATION@STRYKER.COM.
___________________________________     ______________________________
Employee Signature                Employee Name (Printed)

_____________________
Date

GERMANY

No country specific provisions.

HONG KONG

1.    Important Notice. Warning: The contents of the Terms and Conditions, this Addendum, the 2011 Plan, and all other materials pertaining to the Options and/or the 2011 Plan have not been reviewed by any regulatory authority in Hong Kong. You are hereby advised to exercise caution in relation to the offer thereunder. If you have any doubts about any of the contents of the aforesaid materials, you should obtain independent professional advice.

Exhibit 10(i)
2.    Lapse of Restrictions. If, for any reason, Shares are issued to you within six (6) months of the grant date, you agree that you will not sell or otherwise dispose of any such Shares prior to the six-month anniversary of the grant date.

3.    Settlement in Shares. Notwithstanding anything to the contrary in this Addendum, the Terms and Conditions or the 2011 Plan, the Options shall be settled only in Shares (and may not be settled in cash).

4.    Nature of the Plan. The Company specifically intends that the 2011 Plan will not be treated as an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance (“ORSO”). To the extent any court, tribunal or legal/regulatory body in Hong Kong determines that the 2011 Plan constitutes an occupational retirement scheme for the purposes of ORSO, the grant of the Options shall be null and void.

INDIA

1.    Repatriation Requirements. You expressly agree to repatriate all sale proceeds and dividends attributable to Shares acquired under the 2011 Plan in accordance with local foreign exchange rules and regulations. Neither the Company, your Employer or any of the Company’s Subsidiaries shall be liable for any fines or penalties resulting from your failure to comply with applicable laws, rules or regulations.

IRELAND

No country specific provisions.

ITALY

No country specific provisions.

JAPAN

No country specific provisions.

MEXICO

1.    Commercial Relationship. You expressly recognize that your participation in the 2011 Plan and the Company’s grant of the Options does not constitute an employment relationship between you and the Company. You have been granted the Options as a consequence of the commercial relationship between the Company and the Subsidiary in Mexico that employs you, and the Company’s Subsidiary in Mexico is your sole employer. Based on the foregoing, (a) you expressly recognize the 2011 Plan and the benefits you may derive from your participation in the 2011 Plan do not establish any rights between you and the Company’s Subsidiary in Mexico that employs you, (b) the 2011 Plan and the benefits you may derive from your participation in the 2011 Plan are not part of the employment conditions and/or benefits provided by the Company’s Subsidiary in Mexico that employs you, and (c) any modification or amendment of the 2011 Plan by the Company, or a termination of the 2011 Plan by the Company, shall not constitute a change or impairment of the terms and conditions of your employment with the Company’s Subsidiary in Mexico that employs you.

2.    Securities Law Information. You expressly recognize and acknowledge that the Company's grant of the Options and the underlying Shares under the Plan have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico. In addition, the 2011 Plan, the Terms and Conditions and any other document relating to the Options may not be publicly distributed in Mexico. These materials are addressed to you only because of your existing relationship with the Company and these materials should not be reproduced or copied in any form. The offer contained in

Exhibit 10(i)
these materials does not constitute a public offering of securities but rather constitutes a private placement of securities addressed specifically to individuals who are present employees of the Employer in Mexico made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred.

3.    Extraordinary Item of Compensation. You expressly recognize and acknowledge that your participation in the 2011 Plan is a result of the discretionary and unilateral decision of the Company, as well as your free and voluntary decision to participate in the 2011 Plan in accord with the terms and conditions of the 2011 Plan, the Terms and Conditions, and this Addendum. As such, you acknowledge and agree that the Company may, in its sole discretion, amend and/or discontinue your participation in the 2011 Plan at any time and without any liability. The value of the Options is an extraordinary item of compensation outside the scope of your employment contract, if any. The Options are not part of your regular or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits, or any similar payments, which are the exclusive obligations of the Company’s Subsidiary in Mexico that employs you.

BY SIGNING BELOW, YOU ACKNOWLEDGE, UNDERSTAND AND AGREE TO THE PROVISIONS OF THE 2011 PLAN, THE TERMS AND CONDITIONS AND THIS ADDENDUM.

PLEASE SIGN AND RETURN THIS ADDENDUM VIA EMAIL NO LATER THAN APRIL 29, 2022 TO STOCKPLANADMINISTRATION@STRYKER.COM.

___________________________________     ______________________________
Employee Signature                Employee Name (Printed)

_____________________
Date

NETHERLANDS

1.    Waiver of Termination Rights. As a condition to the grant of the Options, you hereby waive any and all rights to compensation or damages as a result of the termination of your employment with the Company and your Employer for any reason whatsoever, insofar as those rights result or may result from (a) the loss or diminution in value of such rights or entitlements under the 2011 Plan, or (b) you ceasing to have rights under or ceasing to be entitled to any awards under the 2011 Plan as a result of such termination.

NEW ZEALAND

1.    WARNING. You are being offered Options in Stryker Corporation. If the Company runs into financial difficulties and is wound up, you may lose some or all your investment. New Zealand law normally requires people who offer financial products to give information to investors before they invest. This requires those offering financial products to have disclosed information that is important for investors to make an informed decision. The usual rules do not apply to this offer because it is an offer made under the Employee Share Scheme exemption. As a result, you may not be given all the information usually required. You will also have fewer other legal protections for this investment. You should ask questions, read all documents carefully, and seek independent financial advice before accepting the offer. The Company’s Shares are currently traded on the New York Stock Exchange under the ticker symbol “SYK” and Shares acquired under the 2011 Plan may be sold through this exchange. You may end up selling the Shares at a price that is lower than the value of the Shares when you acquired them. The price will depend on the demand for the Company's Shares. The Company’s most recent annual report (which includes the Company’s financial statements) is available at [http://phx.corporate-ir.net/phoenix.zhtml?c=118965&p=irol-irhome]. You are entitled to receive a copy of this report, free of charge, upon written request to the Company at STOCKPLANADMINISTRATION@STRYKER.COM.

Exhibit 10(i)
POLAND

No country specific provisions.

PORTUGAL

No country specific provisions.

PUERTO RICO

No country specific provisions.

ROMANIA

No country specific provisions.

SINGAPORE

1.    Qualifying Person Exemption. The following provision shall replace Section 18 of the Terms and Conditions:

The grant of the Options under the 2011 Plan is being made pursuant to the “Qualifying Person” exemption” under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The 2011 Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. You should note that, as a result, the Options are subject to section 257 of the SFA and you will not be able to make (a) any subsequent sale of the Shares in Singapore or (ii) any offer of such subsequent sale of the Shares subject to the Options in Singapore, unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA (Chapter 289, 2006 Ed.).

2.    Director Reporting Notification. If you are a director, associate director or shadow director of a Singapore company, you are subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore company in writing when you receive an interest (e.g., Options or Shares) in the Company or any related company. In addition, you must notify the Singapore company when you sell Shares (including when you sell Shares acquired upon exercise of the Options). These notifications must be made within two business days of acquiring or disposing of any interest in the Company or any related company. In addition, a notification must be made of Participant’s interests in the Company or any related company within two business days of becoming a director.

SOUTH AFRICA

1.    Withholding Taxes. In addition to the provisions of Section 7 of the Terms and Conditions, you agree to notify your Employer in South Africa of the amount of any gain realized upon exercise of the Options. If you fail to advise the Company of the gain realized upon exercise, you may be liable for a fine. You will be responsible for paying any difference between the actual tax liability and the amount withheld.

2.    Exchange Control Obligations. You are solely responsible for complying with applicable exchange control regulations and rulings (the “Exchange Control Regulations”) in South Africa. As the Exchange Control Regulations change frequently and without notice, you should consult your legal advisor prior to the acquisition or sale of Shares under the 2011 Plan to ensure compliance with current Exchange Control Regulations. Neither the Company nor any of its Subsidiaries will be liable for any fines or penalties resulting from your failure to comply with applicable laws.

3.    Securities Law Information and Deemed Acceptance of Options.  Neither the Options nor the underlying Shares shall be publicly offered or listed on any stock exchange in South Africa.  The

Exhibit 10(i)
offer is intended to be private pursuant to Section 96 of the Companies Act and is not subject to the supervision of any South African governmental authority. Pursuant to Section 96 of the Companies Act, the Options offer must be finalized on or before the 60th day following the grant date.  If you do not want to accept the Options, you are required to decline the Options no later than the 60th day following the grant date.  If you do not reject the Options on or before the 60th day following the grant date, you will be deemed to accept the Options.

SOUTH KOREA

No country specific provisions.

SPAIN

1.    Acknowledgement of Discretionary Nature of the 2011 Plan; No Vested Rights. In accepting the Options, you acknowledge that you consent to participation in the 2011 Plan and have received a copy of the 2011 Plan. You understand that the Company has unilaterally, gratuitously and in its sole discretion granted Options under the 2011 Plan to individuals who may be employees of the Company or its Subsidiaries throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any of its Subsidiaries on an ongoing basis. Consequently, you understand that the Options are granted on the assumption and condition that the Options and the Shares acquired upon exercise of the Options shall not become a part of any employment contract (either with the Company or any of its Subsidiaries) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, you understand that this grant would not be made to you but for the assumptions and conditions referenced above. Thus, you acknowledge and freely accept that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, the Options shall be null and void.

You understand and agree that, as a condition of the grant of the Options, any unvested Options as of the date you cease active employment and any vested portion of the Options not exercised within the post-termination exercise period set out in the Terms and Conditions will be forfeited without entitlement to the underlying Shares or to any amount of indemnification in the event of the termination of employment by reason of, but not limited to, (i) material modification of the terms of employment under Article 41 of the Workers’ Statute or (ii) relocation under Article 40 of the Workers’ Statute. You acknowledge that you have read and specifically accept the conditions referred to in the Terms and Conditions regarding the impact of a termination of employment on your Options.

BY SIGNING BELOW, YOU ACKNOWLEDGE, UNDERSTAND AND AGREE TO THE PROVISIONS OF THE 2011 PLAN, THE TERMS AND CONDITIONS AND THIS ADDENDUM.

PLEASE SIGN AND RETURN THIS ADDENDUM VIA EMAIL NO LATER THAN APRIL 29, 2022 TO STOCKPLANADMINISTRATION@STRYKER.COM.

___________________________________     ______________________________
Employee Signature                Employee Name (Printed)

_____________________
Date

SWEDEN

1.    Exercise by Cash Payment Only. Notwithstanding anything in Section 4 of the Terms and Conditions to the contrary, if you are a local national of Sweden, you may exercise the Options only by means of a cash payment or such other methods as may be permitted under the 2011 Plan and allowed under local law.

Exhibit 10(i)
2.    Withholding of Tax-Related Items. Notwithstanding anything in the Terms and Conditions to the contrary, if you are a local national of Sweden, any Tax-Related Items shall be withheld only in cash from your regular salary/wages or other amounts payable to you in cash, or such other withholding methods as may be permitted under the 2011 Plan and allowed under local law. Additionally, the Company and/or the Employer may withhold Tax-Related Items from salary in an amount up to the statutory maximum withholding limitations, however, the Company and/or your Employer will not withhold amounts in excess of your statutory maximum withholding limitations.

SWITZERLAND

1.    Securities Law Information. Neither this document nor any other materials relating to the Options (a) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”) (b) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than an employee of the Company or (c) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority ("FINMA").

TAIWAN

1.    Securities Law Notice. The offer of participation in the 2011 Plan is available only for employees of the Company and its Subsidiaries. The offer of participation in the 2011 Plan is not a public offer of securities by a Taiwanese company.

TURKEY

1.    Securities Law Information. Under Turkish law, you are not permitted to sell any Shares acquired under the 2011 Plan within Turkey. The Shares are currently traded on the New York Stock Exchange, which is located outside of Turkey, under the ticker symbol “SYK” and the Shares may be sold through this exchange.

2.    Financial Intermediary Obligation. You acknowledge that any activity related to investments in foreign securities (e.g., the sale of Shares) should be conducted through a bank or financial intermediary institution licensed by the Turkey Capital Markets Board and should be reported to the Turkish Capital Markets Board. You solely are responsible for complying with this requirement and should consult with a personal legal advisor for further information regarding any obligations in this respect.

UNITED ARAB EMIRATES

1.    Securities Law Information. The offer of the Options is available only for select Employees of the Company and its Subsidiaries and is in the nature of providing incentives in the United Arab Emirates. The 2011 Plan and the Terms and Conditions are intended for distribution only to such individuals and must not be delivered to, or relied on by any other person. Prospective purchasers of securities should conduct their own due diligence.
The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection with this statement, including the 2011 Plan and the Terms and Conditions, or any other incidental communication materials distributed in connection with the Options. Further, neither the Ministry of Economy nor the Dubai Department of Economic Development has approved this statement nor taken steps to verify the information set out in it, and has no responsibility for it. Residents of the United Arab Emirates who have any questions regarding the contents of the 2011 Plan and the Terms and Conditions should obtain independent advice.

Exhibit 10(i)
UNITED KINGDOM

1.    No Exercise by Using Existing Shares. Notwithstanding anything in Section 4 of the Terms and Conditions to the contrary, if you are resident in the United Kingdom, you shall not be permitted to use existing Shares for exercising the Options and paying the Exercise Price.

2.    Income Tax and Social Insurance Contribution Withholding. The following provision shall supplement Section 7 of the Terms and Conditions:

Without limitation to Section 7 of the Terms and Conditions, you agree that you are liable for all Tax-Related Items and hereby covenant to pay all such Tax-Related Items, as and when requested by the Company, your Employer or by Her Majesty’s Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). You also agree to indemnify and keep indemnified the Company and your Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC on your behalf (or any other tax authority or any other relevant authority).

3.    Exclusion of Claim. You acknowledge and agree that you will have no entitlement to compensation or damages in consequence of the termination of your employment with the Company and the Subsidiary that employs you for any reason whatsoever and whether or not in breach of contract, insofar as any purported claim to such entitlement arises or may arise from your ceasing to have rights under or to be entitled to exercise the Options as a result of such termination of employment (whether the termination is in breach of contract or otherwise), or from the loss or diminution in value of the Options. Upon the grant of the Options, you shall be deemed irrevocably to have waived any such entitlement.

****************************